CERTIFICATION
OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, David Dalton, President and Chief Executive Officer, certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of Univec, Inc. (the "registrant");

2.
Based on my knowledge, this report does not contain any untrue statement of amaterial fact or omit to state a material fact necessary to make the statementsmade, in light of the circumstances under which such statements were made, notmisleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financialinformation included in this report, fairly present in all material respects thefinancial condition, results of operations and cash flows of the registrant asof and for the periods presented in this report;

4.
The registrant's other certifying officers and I are responsible forestablishing and maintaining disclosure controls and procedures (as defined inExchange Act Rules 13a-15(e) and 15d-15(e))* for the registrant and we have:

(a)
Designed such disclosure controls and procedures, or caused suchdisclosure controls and procedures to be designed under our supervision, toensure that material information relating to the registrant, including itsconsolidated subsidiaries, is made known to us by others within those entities,particularly during the period in which this report is being prepared;

	(b)	*;

(c)
Evaluated the effectiveness of the registrant's disclosure controlsand procedures and presented in this report our conclusions about theeffectiveness of the disclosure controls and procedures, as of the end of theperiod covered by this report based on such evaluation; and

(d)
Disclosed in this report any change in the registrant's internalcontrol over financial reporting that occurred during the registrant's mostrecent fiscal quarter that has materially affected, or is reasonably likely tomaterially affect, the registrant's internal control over financial reporting;and

5.
The registrant's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors:

(a)
All significant deficiencies and material weaknesses in the designor operation of internal control over financial reporting which are reasonablylikely to adversely affect the registrant's ability to record, process,summarize and report financial information; and

	(b)	Any fraud, whether or not material, that involves management orother employees who have a significant role in the registrant's internal control over financial reporting.

/s/ David Dalton
David Dalton
President and Chief Executive Officer

Date:  August 13, 2007

* Indicates material deleted in accordance with SEC Release Nos. 33-8238;
34-47986.